UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2010

CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas  77002
(Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code:  (713) 830-8775

Not applicable
 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 8.01 — OTHER EVENTS
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)

On August 11, 2010 (the “Grant Date”), Calpine Corporation (the “Company”) awarded stock options (collectively, the “New Options”) to purchase shares of the Company’s common stock, par value $.001 per share, to the following executive officers under the Amended and Restated Calpine Corporation 2008 Equity Incentive Plan (the “Equity Plan”) as specified below:

Name	Title	Options Granted	Vesting Date	Exercise Price	Expiration Date
Jack A. Fusco	President and Chief Executive Officer	1,800,000	August 10, 2013	$12.64	August 10, 2015
John B. (Thad) Hill	Executive Vice President and Chief Commercial Officer	900,000	August 11, 2013	$12.64	September 1, 2015
W. Thaddeus Miller	Executive Vice President, Chief Legal Officer and Secretary	560,000	August 11, 2013	$12.64	August 11, 2015

The New Options are being granted to provide industry-competitive compensation opportunities for increases in the Company’s common stock price above current levels.  The New Options complement the 2008 sign-on options (the “Sign-on Options”), which were intended to provide a competitive compensation opportunity for five years of employment assuming historical rates of industry market capitalization. The Sign-on Options were divided into four tranches with successively increasing exercise prices in the range of $15.99 to $27.00 for the three executives.  The subsequent decline in the general economy and industry stock prices beginning in late 2008 have been reflected in the Company’s stock price, resulting in exercise prices of the Sign-on Options being significantly above the current market price of the Company’s common stock and have greatly diminished their value in supporting their intended purpose of enhancing performance motivation and executive retention. Smaller grants of regular stock options were made in 2009 to begin to address this issue. In contrast, the New Options provide a generally competitive compensation opportunity for the current or a similar economic environment whereas they reduce in number to zero as and if the Company’s common stock prices return to historical capitalization rates at the time of exercise of the New Options.

Each executive officer’s respective New Options fully vest on the dates specified above, subject to each grantee’s continuous employment by the Company during the period commencing on the Grant Date and ending on the vesting date. The New Options expire as specified above and coincide with the expiration of each executive officer’s respective Sign-on Options or expire upon a termination of employment in accordance with Section 13 of the Equity Plan. The number of New Options exercisable decreases if the market price of the common stock on the date of exercise exceeds certain thresholds. Specifically, if on the date of exercise of the New Options, the closing price of a share of common stock exceeds the exercise price plus 25% ($15.80), then the number of shares underlying the New Options that may be exercised on that date of exercise shall be reduced, on a straight-line basis, beginning when the closing price on the date of exercise exceeds $15.80 and ending when such closing price equals or exceeds $27.50 per share at which price the number of shares underlying the New Options shall be reduced to zero shares as the full reward from the Sign-on Options becomes realizable as originally intended. The formula is set forth in full in the applicable award agreement for each of Messrs. Fusco, Hill and Miller, respectively.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the stock option agreements between the Company and each of Messrs. Fusco, Hill and Miller, filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, each of which is incorporated herein by reference.

ITEM 8.01 — OTHER EVENTS

In connection with the awards summarized above, the Board of Directors of the Company approved an amendment to the Equity Plan to vest the Company's Compensation Committee with authority to exercise its discretion to exceed the maximum number of shares of Common Stock currently stated in the Equity Plan for which any award may be granted under the Equity Plan to any individual during any calendar year. The Compensation Committee exercised this discretion in recommending an award of 1,800,000 of New Options to Mr. Fusco as described above. Due to the Company's substantial NOL carryforwards, the grant of awards during any calendar year that exceed the 1,250,000 share individual limit currently stated in the Equity Plan and that are subject to the deduction limitations of Section 162(m) of the Internal Revenue Code is not expected to have an impact on the Company's post-tax results. This summary is qualified in its entirety by reference to the full text of the Equity Plan, which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description

10.1	Non-Qualified Stock Option Agreement between the Company and Jack Fusco, dated August 11, 2010.

10.2	Non-Qualified Stock Option Agreement between the Company and John B. (Thad) Hill, dated August 11, 2010.

10.3	Non-Qualified Stock Option Agreement between the Company and W. Thaddeus Miller, dated August 11, 2010.

99.1	The Amended and Restated Calpine Corporation 2008 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ ZAMIR RAUF
Zamir Rauf
Executive Vice President and
Chief Financial Officer

Date: August 17, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Non-Qualified Stock Option Agreement between the Company and Jack Fusco, dated August 11, 2010.

10.2	Non-Qualified Stock Option Agreement between the Company and John B. (Thad) Hill, dated August 11, 2010.

10.3	Non-Qualified Stock Option Agreement between the Company and W. Thaddeus Miller, dated August 11, 2010.

99.1	The Amended and Restated Calpine Corporation 2008 Equity Incentive Plan.